Exhibit (11) under N-1A
                                   Exhibit 23 under Item 601/Reg SK



                              ARTHUR ANDERSEN LLP








                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 40 to Form N-1A Registration Statement of Ohio Municipal Cash Trust, Michigan Municipal Cash Trust and California Municipal Cash Trust (portfolios of Federated Municipal Trust) of our report dated December 15, 1995, on the financial statements as of October 31, 1995, included in or made apart of this registration statement.



ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
January 25, 1996